Exhibit 5.1

September 8, 2023

Green Brick Partners Inc.
5501 Headquarters Drive
Suite 300 W
Plano, Texas 75024

Ladies and Gentlemen:

We have acted as counsel to Green Brick Partners, Inc., a Delaware corporation (the “Company”), in connection with the sale of 850,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), by the selling stockholder (the “Selling Stockholder”) named in the prospectus supplement, dated September 6, 2023 (the “Prospectus Supplement”). The Shares are included in the Prospectus Supplement to the Company’s automatic shelf registration statement on Form S–3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2023 (File No. 333-274369) (the “Registration Statement”), that became effective when filed with the Commission. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and the Selling Stockholder and others as to factual matters without having independently verified such factual matters. We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated September 8, 2023, which is incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.